SUB-ITEM 77D:
Policies with
respect to security investments


The Board of Trustees
 (the "Board") of
Federated Premier
Municipal Income Fund
adopted, via unanimous
consent, the following
resolutions on July 17, 2008:

"Resolved, that the Board
 hereby approves Amendment
 Number 2 to the Statement
 of Preferences for the
Auction Market Preferred
 Shares ("AMPS"),
substantially in the form
presented to the Board
together with this
Unanimous Consent; and

Resolved, that the Board
 hereby approves the
 redemption or redemptions
 of AMPS, totaling up to 75% of the
currently outstanding AMPS;
delegates to the Executive
Committee the authority to
determine the number of
AMPS to be redeemed in any
 given redemption; and
 authorizes the filing
 with the Securities and
Exchange
Commission of notice of
each such redemption on
Form N-23C-2."




FEDERATED PREMIER INTERMEDIATE
MUNICIPAL INCOME FUND
FEDERATED PREMIER MUNICIPAL
INCOME FUND
Amendment No. 2
to
Statement of Preferences
of Auction Market Preferred Shares

       FEDERATED PREMIER
MUNICIPAL INCOME FUND, a
Delaware statutory trust
 (the "Fund"), certifies that:
       FIRST, Section 5(d)
of Part I of the Statement
of Preferences (the "Statement")
 of the Fund's Auction Market
Preferred Shares ("AMPS")
provides that the Board of
Trustees (the "Board") of
the Fund may, without the
vote or
consent of the holders of
the AMPS, amend any of the
 definitions of the terms
listed in Section 5(d) if
the Board receives
written confirmation from
Moody's Investors Service
("Moody's"), if Moody's is
 then rating the AMPS, and
from Fitch
Ratings Service ("Fitch"),
if Fitch is then rating the
AMPS, that such amendment
would not impair the ratings
 then
assigned to the AMPS by
such rating agency; and
       SECOND, Moody's and
Fitch have each confirmed
 to the Board that the
 amendments herein contained
would not
impair the ratings assigned
 to the AMPS by such rating
agency; and
       THIRD, Section
 5(c)(i)(b) of Part I of
the Statement permits the
 Board, without the vote
or consent of the holders
of the AMPS, to make other
 amendments to the Statement
which do not adversely
affect any preference,
right or power of
the AMPS or the Holders
thereof; and
       FOURTH, the Board,
 by resolution duly adopted
effective August 22, 2003,
 has approved the following
amendments to the Statement,
 consisting of amendments to
 the definitions of terms
listed in Section 5(d) of
Part I of the
Statement:
	1.  Fitch Discount
Factor.  The definition of
"Fitch Discount Factor" is
 amended by replacing the
 final
paragraph with the following:

	"Notwithstanding
the foregoing, (i) except
as provided in clause (ii)
 below, the
Fitch Discount Factor for
 short-term Municipal
 Obligations will be 115%,
 so long as
such Municipal Obligations
 are rated at least F2 by
Fitch (or, if not rated by
Fitch, (a)
rated at least MIG-1, VMIG-1
or P-1 by Moody's; (b) rated
at least A-1+ or SP-1+ by
S&P; or (c) unrated
securities that have been
 refunded or escrowed
 to maturity with
100% Government securities
 as defined in the 1940
 Act and designated by
a NRMSIR)
and mature or have a
demand feature at par
 exercisable in 30 days
 or less, (ii) the Fitch
Discount Factor with
respect to the tax-exempt
 security or securities
underlying a TOB
shall be the percentage
determined by reference
to the rating on such
tax-exempt security
or securities, multiplied
by a fraction, the
numerator of which is
one, and the
denominator of which
is one plus 10% and (iii)
 except as provided in
clause (ii) above,
no Fitch Discount Factor
 will be applied to cash
 or to Receivables for
Municipal
Obligations Sold."
	2.  Fitch Eligible
 Asset.  The definition of
 "Fitch Eligible Asset" is
 amended by:

(a)	adding the following
phrase "(including TOBs)"
following Municipal
Obligation in the first
sentence; and

       	(b)	adding the
 following as a final
sentence to the first
paragraph:
	"Any Municipal
Obligation that has been
 refunded or escrowed to
maturity as
designed by a NRMSIR shall
in all circumstances be
treated as a Fitch
 Eligible Asset
rated AAA by Fitch;
and shall not constitute
 "Other Securities" for
 purposes of this
Statement."
	3.  Moody's
Discount Factor. The
definition of "Moody's
 Discount Factor" is
amended by replacing the
final paragraph with the
 following:

	"Notwithstanding
the foregoing, (i) except
 as provided in clause (ii)
 below, the
Moody's Discount Factor
for short- term Municipal
 Obligations will be 115%,
so long as
such Municipal Obligations
 are rated at least MIG-1,
 VMIG-l or P-1 by Moody's
(or
unrated securities that
have been refunded or
 escrowed to maturity
by 100% Government
securities as defined
in the 1940 Act and
 designated by a NRMSIR)
 and mature or have a
demand feature at par
exercisable in 30 days
or less or 125% as long
as such Municipal
Obligations are rated at
 least A-1+/AA or
SP-1+/AA by S&P and
 mature or have a
demand feature at par
 exercisable in 30 days
 or less (ii) the
 Moody's Discount Factor
with respect to the
tax-exempt security
or securities
underlying a TOB shall
be the
percentage determined
by reference to the
rating on such
tax-exempt security or
securities, and (iii)
 except as provided in
clause (ii) above, no
Moody's Discount Factor
will be applied to cash
 or to Receivables for
Municipal Obligations Sold."
       4.  Moody's
 Eligible Asset.
The definition of
"Moody's Eligible
Asset" is amended by:
(a)	adding the
 following phrase
"(including TOBs)"
following Municipal
 Obligation in the first
sentence; and

(b)	adding the
 following as a
final sentence to
the first paragraph:

	"Any
Municipal Obligation
 that has been refunded
 or escrowed to maturity as
designated by a NRMSIR
shall in all circumstances
 be treated as a Moody's
 Eligible
Asset rated Aaa by
Moody's; and shall
not constitute
 "Other Securities" for
purposes of
this Statement."
       5.  Moody's
 Liquidity Premium.
 This Statement is
amended by adding
the following additional
definition:
	"MOODY'S
LIQUIDITY PREMIUM
shall be equal to
 the product of (i) the
TOB Leverage Amount;
 (ii) the Percentage
of TOB Assets; and (iii) 15%."
       6.  NRMSIR.
 This Statement is
amended by adding
the following additional
 definition:
	"NRMSIR shall
mean a nationally
recognized municipal
 securities information
repository."
       7.  Percentage
of TOB Assets.  This
Statement is amended
by adding the following
 additional definition:
	"PERCENTAGE OF
 TOB ASSETS shall be (i)
 the Market Value of the
tax-
exempt security or
securities underlying
each TOB issuing a
TOB Inverse Floater
 held
by the Fund, divided
by (ii) the Market Value
of the Fund's total
assets, which shall
include the tax-exempt
security or securities
 underlying each TOB
issuing a TOB Inverse
Floater held by the Fund."
       8.  Preferred
Shares Basic Maintenance
Amount.  The definition
of "Preferred Shares
Basic Maintenance
Amount is deleted and
replaced with the following:
	"PREFERRED
SHARES BASIC MAINTENANCE
 AMOUNT, as of any
Valuation Date, shall
 mean the dollar amount
 equal to the sum of
(i)(A) the product of
the number of AMPS
 outstanding on such
 date multiplied by
$25,000 (plus the product
of the number of
shares of any other
series of preferred
shares outstanding
on such date
multiplied by the
liquidation preference
 of such shares), plus
 any redemption premium
applicable to the AMPS
 (or other preferred
 shares) then subject
to redemption; (B) the
aggregate amount of
dividends that will
have accumulated at
 the respective Applicable
Rates (whether or not
 earned or declared)
to (but not including)
 the first respective
Dividend Payment Dates
for the AMPS outstanding
 that follow such
Valuation Date
(plus the aggregate
amount of dividends,
whether or not earned
or declared, that will
have accumulated in
respect of other
outstanding preferred
shares to, but not including,
the first respective
dividend payment dates
 for such other shares
 that follow such
Valuation Date); (C)
the aggregate amount
of dividends that would
accumulate on shares
of each series of the
 AMPS outstanding from
such first respective
Dividend Payment
Date therefor through
the 49th day after such
Valuation Date, at the
 Maximum Rate
(calculated as if such
Valuation Date were the
Auction Date for the
Rate Period
commencing on such
 Dividend Payment Date)
 for a Minimum Rate
Period of shares of
such series to commence
on such Dividend
Payment Date, assuming,
 solely for purposes
of the foregoing, that
 if on such Valuation
Date the Fund shall
have delivered a Notice of
Special Rate Period to
the Auction Agent
 pursuant to Section
4(d)(i) of this Part I
with
respect to shares of
such series, such
Maximum Rate shall
 be the higher of (a) the
Maximum Rate for
the Special Rate
 Period of shares
of such series to
 commence on such
Dividend Payment
 Date and (b) the
Maximum Rate for a
Minimum Rate Period of shares
of such series to
commence on such Dividend
 Payment Date, multiplied
by the Volatility
Factor applicable to a
 Minimum Rate Period,
or, in the event the
Fund shall have
delivered a Notice of
 Special Rate Period
to the Auction Agent
 pursuant to section
4(d)(i) of this Part
I with respect to
shares of such series
 designating a Special Rate
Period consisting of
56 Rate Period Days
or more, the Volatility
 Factor applicable to a
Special Rate Period of
 that length (plus the
aggregate amount of
dividends that would
accumulate at the maximum
dividend rate or rates
 on any other preferred
shares
outstanding from such
respective dividend
 payment dates through
 the 56th day after such
Valuation Date, as
established by or
 pursuant to the
respective statements
 establishing
and fixing the rights
 and preferences of
such other preferred shares)
(except that (1) if
such Valuation Date occurs
 at a time when a Failure
 to Deposit (or, in the case
 of
preferred shares other than
 the AMPS, a failure similar
to a Failure to Deposit) has
occurred that has not been
cured, the dividend for
 purposes of calculation
would
accumulate at the current
dividend rate then applicable
 to the shares in respect
 of which
such failure has occurred
and (2) for those days
 during the period described
 in this
subparagraph (C) in respect
of which the Applicable Rate
 in effect immediately prior to
such Dividend Payment Date
will remain in effect (or,
 in the case of preferred
shares
other than the AMPS, in
respect of which the
dividend rate or rates
in effect immediately
prior to such respective
 dividend payment dates
will remain in effect),
 the dividend for
purposes of calculation
 would accumulate at
such Applicable Rate
(or other rate or rates,
as the case may be) in
 respect of those days);
 (D) the amount of
 anticipated expenses of
the Fund for the 90 days
subsequent to such
Valuation Date; (E)
the amount of the
Fund's Maximum Potential
Gross-up Payment
 Liability in respect
of AMPS (and similar
amounts payable in
respect of other
 preferred shares
pursuant to provisions
 similar to
those contained in
Section 3 of Part I
 of this Statement)
 as of such Valuation
 Date; (F)
the amount of any
indebtedness or
obligations of the
Fund senior in right
 of payment to
the AMPS; (G) the
 aggregate par value
 of outstanding TOB
Floaters issued by
a TOB, to
the extent that
the Fund holds
the TOB Inverse
 Floaters issued
by such TOB; and
(H) any current
liabilities as
of such Valuation
 Date to the extent
 not reflected in any of
(i)(A) through
(i)(G) (including,
 without limitation,
 any payables for
 Municipal
Obligations purchased
as of such Valuation
Date and any liabilities
incurred for the
purpose of clearing
securities transactions);
 less (ii) the value
(i.e., for purposes of
current Moody's guidelines,
 the face value of cash,
short-term Municipal Obligations
rated MIG-1, VMIG-1 or P-1,
and short-term securities
 that are the direct
obligation of
the U.S. Government,
provided in each case
that such securities
mature on or prior to the
date upon which any of (i)
 (A) through (i) (H)
 become payable, otherwise
 the Moody's
Discounted Value) of any
of the Fund's assets
irrevocably deposited
 by the Fund for the
payment of any of (i)
(A) through (i)(H)."
       9.	TOB.
 This Statement is
 amended by adding
the following additional
 definition:
	"TOB shall
mean a special purpose
trust holding tax-exempt
 securities that
issues two classes of
securities, TOB Floaters
 and TOB Inverse Floaters."
       10.  TOB Floaters.
  This Statement is
amended by adding the
following additional
definition:
	"TOB FLOATERS
shall mean the class
 of TOB securities
that pay a rate of
interest reset weekly
based on a market-determined
 spread to a short-term municipal
benchmark."
       11.  TOB Inverse
Floaters.  This Statement
 is amended by adding the
 following additional
definition:
	"TOB INVERSE FLOATERS
shall mean the class of
TOB securities that pay a
rate of interest that is
equal to the difference
between the interest paid
on the security
underlying the TOB and
the interest paid to
floater certificate holders,
 less TOB program
expenses."
       12.  TOB Leverage Amount.
  This Statement is amended
 by adding the following
 additional definition:
	"TOB LEVERAGE
 AMOUNT shall be the (i)
 the par value of TOB Floaters
issued by each TOB issuing
a TOB Inverse Floater held
by the Fund, divided by (ii) the
Market Value of the tax-exempt
 security or securities
 underlying the TOB."
       13.  Preferred
Shares Basic Maintenance
 Amount.  Section 7(a) of
 this Statement is deleted
and replaced with the
following.
	"(a)  So long as
AMPS are outstanding,
the Fund shall maintain,
 on each
Valuation Date, and shall
verify to its satisfaction
 that it is maintaining
on such
Valuation Date (i) Moody's
 Eligible Assets having an
 aggregate Discounted Value
 equal
to or greater than the
 Preferred Shares Basic
 Maintenance Amount;
provided that the
foregoing fraction shall
be divided by the sum of
 (A) one and (B) the
Moody's Liquidity
Premium (if Moody's is
then rating the AMPS)
and (ii) Fitch Eligible
 Assets having an
aggregate Discounted
 Value equal to or
greater than the
Preferred Shares Basic
Maintenance Amount
(if Fitch is then
rating the AMPS).
For purposes of the
foregoing
sentence, Moody's
Eligible Assets and
Fitch Eligible Assets
shall include the Market
Value of the tax-exempt
security or securities
underlying each TOB
issuing a TOB
Inverse Floater
held by the Fund."

       IN WITNESS
WHEREOF, each of
FEDERATED PREMIER
 INTERMEDIATE MUNICIPAL
 INCOME FUND
and FEDERATED PREMIER
MUNICIPAL INCOME FUND
has caused this
Amendment No. 2 to
 be signed in its name
and attested on its
 behalf by its duly
authorized officers
 as of [] [], 2008.
FEDERATED PREMIER
INTERMEDIATE
MUNICIPAL INCOME FUND
By:
Name:	Mary Jo Ochson
Title:	Vice President
ATTEST:

Name:	Leslie K. Ross
Title:	Assistant Secretary


FEDERATED PREMIER
MUNICIPAL INCOME FUND
By:
Name:	Mary Jo Ochson
Title:	Vice President
ATTEST:

Name:	Leslie K. Ross
Title:	Assistant Secretary